                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                                       [X]
Filed by a Party other than the Registrant                    [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Corvas International, Inc.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1. Title of each class of securities to which transaction applies:

        ---------------------------------------------------------------------
     2. Aggregate number of securities to which transaction applies:

        ---------------------------------------------------------------------
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ---------------------------------------------------------------------
     4. Proposed maximum aggregate value of transaction:

        ---------------------------------------------------------------------
     5. Total fee paid:

        ---------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1. Amount Previously Paid:

        ---------------------------------------------------------------------
      2. Form, Schedule or Registration Statement No.:

        ---------------------------------------------------------------------
      3. Filing Party:

        ---------------------------------------------------------------------
      4. Date Filed:

        ---------------------------------------------------------------------

        ---------------------------------------------------------------------

                                     [LOGO]

                             3030 Science Park Road
                           San Diego, California 92121
                                 (619) 455-9800

                                                              April 16, 1999

Dear Stockholder:

         The Annual Meeting of Stockholders will be held on Monday, May 24, 1999, at 3:00 p.m. at the Hilton La Jolla Torrey Pines located at 10950 North Torrey Pines Road, La Jolla, California.

         The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

         After reading the Proxy Statement, please complete, date, sign and return promptly the enclosed Proxy. A postage-prepaid envelope is enclosed for mailings originating within the United States. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOU RETURN THE ENCLOSED PROXY TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. Any stockholder returning the enclosed Proxy may revoke it prior to its exercise by voting in person at the meeting or by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date.

         A copy of the Company's Annual Report to Stockholders is also enclosed.

         Management and the Board of Directors look forward to seeing you at the meeting.

                                         Sincerely yours,


                                         /s/ RANDALL E. WOODS
                                         -------------------------------------
                                         President and Chief Executive Officer

                           CORVAS INTERNATIONAL, INC.
                             3030 SCIENCE PARK ROAD
                           SAN DIEGO, CALIFORNIA 92121
                           --------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD MONDAY, MAY 24, 1999

TO THE STOCKHOLDERS OF CORVAS INTERNATIONAL, INC.:

         Notice is hereby given that the Annual Meeting of Stockholders of Corvas International, Inc., a Delaware corporation, (the "Company") will be held at the Hilton La Jolla Torrey Pines located at 10950 North Torrey Pines Road, La Jolla, California, on Monday, May 24, 1999 at 3:00 p.m., for the following purposes:

     1. To elect one director to hold office until the 2002 Annual Meeting of Stockholders.

     2. To ratify the selection of KPMG LLP as the Company's independent public accountants for its fiscal year ending December 31, 1999.

     3. To transact such other business as may properly come before the Annual Meeting or any postponement or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

         The Board of Directors has fixed the close of business on March 31, 1999 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof. A complete list of stockholders entitled to vote will be available at the Corporate Secretary's office, 3030 Science Park Road, San Diego, California, for ten days before the meeting.

         ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                                   BY ORDER OF THE BOARD OF DIRECTORS,


                                   /s/ M. WAINWRIGHT FISHBURN, JR.
                                   -------------------------------
                                   Corporate Secretary


San Diego, California
April 16, 1999

                           CORVAS INTERNATIONAL, INC.
                             3030 SCIENCE PARK ROAD
                           SAN DIEGO, CALIFORNIA 92121
                           -------------------------
                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                              MONDAY, MAY 24, 1999
                           -------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of Corvas International, Inc., a Delaware corporation (the "Company" or "Corvas"), for use at the Annual Meeting of Stockholders to be held on Monday, May 24, 1999, at 3:00 p.m. (the "Annual Meeting"), or at any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hilton La Jolla Torrey Pines located at 10950 Torrey Pines Road, La Jolla, California.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

         The Company intends to mail this Proxy Statement and accompanying proxy card on or about April 16, 1999 to all stockholders entitled to vote at the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of the Company's Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock at the close of business on March 31, 1999 will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on March 31, 1999, the Company had outstanding and entitled to vote 15,141,588 shares of Common Stock, 1,000,000 shares of Series A Convertible Preferred Stock and 250,000 shares of Series B Convertible Preferred Stock. Each holder of record of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock on March 31, 1999 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Corporate Secretary of the Company at the Company's principal executive office, 3030 Science Park Road, San Diego, California 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals of stockholders that are intended to be presented at the Company's 2000 annual meeting of stockholders must be received by the Company no later than December 17, 1999, which is 120 days prior to the first anniversary of the mailing date of this Proxy Statement, in order to be considered for inclusion in the proxy statement and proxy relating to that annual meeting.

     Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2000 annual meeting of stockholders notifies the Company of such matter prior to March 2, 2000, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and By-laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

     The Board of Directors is presently composed of seven members. Gerard Van Acker retired from the Board on December 21, 1998, at which time the number of authorized directors was reduced from eight to seven. There is one director remaining in the class whose term of office expires in 1999. The nominee for election, W. Leigh Thompson, Jr., M.D., Ph.D., was previously elected by the stockholders. If elected at the Annual Meeting, such nominee would serve until the 2002 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that the nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. The nominee for election has agreed to serve if elected, and management has no reason to believe that the nominee will be unable to serve.

     Set forth below is biographical information for the nominee for election at, and for each person whose term of office as a director will continue after, the Annual Meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING (CLASS I)

     W. LEIGH THOMPSON, JR., M.D., PH.D. Dr. Thompson, age 60, has served as a director of the Company since January 1996. Dr. Thompson retired in December 1994 as Chief Scientific Officer of Eli Lilly and Company ("Eli Lilly"), a pharmaceutical company, where he had served in various capacities since 1982. He has been President and Chief Executive Officer of Profound Quality Resources, Ltd., a consulting company, since January 1995 and serves on the Boards of Directors of Chrysalis International Corporation (formerly DNX Corporation), Guilford Pharmaceuticals, Inc., Orphan Medical, Inc., La Jolla Pharmaceutical Company, Medarex, Inc., BAS, Inc., DepoMed, Inc. and Ontogeny, Inc.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE
                                 NAMED NOMINEE.

                         BOARD OF DIRECTORS INFORMATION

    DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING (CLASS II)

     JOHN H. FRIED, PH.D. Dr. Fried, age 69, was elected Chairman of the Board in February 1997, and has served as a director of the Company since May 1992. He has been President of Fried & Company, Inc., a biopharmaceutical consulting firm, since March 1992. Dr. Fried served in various executive capacities at Syntex Corporation ("Syntex"), a pharmaceutical company, from April 1964 to March 1992. He served as President of Syntex Research, a subsidiary of Syntex, from 1976 to March 1992, Senior Vice President of Syntex from 1981 to 1985, and Vice Chairman of Syntex from 1985 to January 1993. Dr. Fried is also Chairman of the Board of Alexion Pharmaceuticals, Inc.

     MICHAEL SORELL, M.D. Dr. Sorell, age 51, has served as a director of the Company since April 1996. Since March 1996, he has been the Managing Partner of MS Capital, LLC, an advisement firm based in New York. From July 1986 to February 1992, he was associated with Morgan Stanley & Co. ("Morgan Stanley"), an investment banking firm, in various capacities, the last being principal. From March 1992 to July 1994, he was a partner in a joint venture with Essex Investment Management of Boston, an investment management firm. In August 1994, he rejoined Morgan Stanley as the emerging growth strategist and principal where he served until February 1996. Prior to that, he was on the staff of Memorial Sloan-Kettering Cancer Center and worked in clinical development at Schering-Plough Corporation ("Schering-Plough").

     NICOLE VITULLO. Ms. Vitullo, age 41, has served as a director of the Company since April 1996. She was a Vice President from November 1992 to November 1996, and has been a Senior Vice President since November 1996, of Rothschild Asset Management Inc., which manages two publicly traded funds, International Biotechnology Trust ("IBT") and Biotechnology Investments, Limited. She served as Director of Corporate Communications at Cephalon, Inc., a neuropharmaceutical company, from July 1991 to November 1992. Prior to that, she was Manager, Healthcare Investments at Eastman Kodak Company. She also serves on the Boards of Directors of Cytel Corporation, Anergen, Inc., Onyx Pharmaceuticals Inc. and Cadus Pharmaceutical Corporation.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING (CLASS III)

     M. BLAKE INGLE, PH.D. Dr. Ingle, age 56, has served as a director of the Company since January 1994. Dr. Ingle was the President and Chief Executive Officer of Canji, Inc., a biopharmaceutical company, from March 1993 to his retirement in February 1996, when it was acquired by Schering-Plough Corporation ("Schering-Plough"). Prior to that, he was employed in a variety of capacities with the IMCERA Group, Inc., a healthcare company, consisting of Mallinckrodt Medical, Mallinckrodt Specialty Chemicals and Pitman Moore, from 1980 to 1993, most recently serving as President and Chief Executive Officer. Dr. Ingle was a director of Telios Pharmaceuticals, Inc. ("Telios"), a biotechnology company, and was its Chief Executive Officer from December 1994 to January 1995. Telios filed for protection under Chapter 11 in the Federal Bankruptcy Court in January 1995 and was subsequently acquired by Integra LifeSciences Corporation. He currently serves on the Boards of Directors of Synbiotics Corporation, Vical, Inc. and Inex Pharmaceuticals Corp., and is a member of the Board of Trustees at The Burnham Institute.

     R. DOUGLAS NORBY. Mr. Norby, age 63, has served as a director of the Company since December 1997. Since October 1996, he has served as Executive Vice President and Chief Financial Officer of LSI Logic Corporation ("LSI"), a semiconductor company, and also serves on the Board of Directors of LSI. He served as Senior Vice President and Chief Financial Officer at Mentor Graphics Corporation, a software company, from July 1993 to November 1996, and as President of Pharmetrix Corporation, a drug delivery company, from July 1992 to September 1993. Previously, Mr. Norby held several positions including Senior Vice President and Chief Financial Officer of Syntex, a pharmaceutical company, President and Chief Operating Officer with Lucasfilm, and in various consulting capacities for McKinsey & Company.

     RANDALL E. WOODS. Mr. Woods, age 47, has served as President and Chief Executive Officer and a director of Corvas since May 1996. Prior to joining Corvas, Mr. Woods served as President of the U.S. Operations, Boehringer Mannheim Pharmaceuticals Corporation ("Boehringer"), a pharmaceutical company, from March 1994 to March 1996, and was Vice President of Marketing and Sales for Boehringer from December 1993 to March 1994. From 1973 to December 1993, he served in various capacities at Eli Lilly, a pharmaceutical company, where he was most recently responsible for the marketing of hospital products.

EXECUTIVE OFFICERS

     Set forth below is information regarding the executive officers of the Company as of April 2, 1999.

       Name                   Age                   Position
       ----                   ---                   --------
Randall E. Woods              47          President and Chief Executive Officer

George P. Vlasuk, Ph.D.       43          Executive Vice President, Research
                                          and Development

Carolyn M. Felzer             42          Senior Director of Finance and
                                          Assistant Corporate Secretary

BACKGROUND OF EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     GEORGE P. VLASUK, PH.D. Dr. Vlasuk has served as the Company's Executive Vice President, Research and Development since September 1996. Previously, Dr. Vlasuk served as Vice President, Biological Research from January 1995 to September 1996, as Executive Director, Molecular Pharmacology from July 1993 to January 1995 and as Director, Molecular Pharmacology from July 1991 to July 1993. Before joining Corvas, he was employed for six years at Merck Sharp & Dohme Research Laboratories, a pharmaceutical company, most recently as Associate Director of Hematology Research. Dr. Vlasuk received his Ph.D. in biochemistry from Kent State University.

     CAROLYN M. FELZER. Ms. Felzer has served as Senior Director of Finance and Assistant Corporate Secretary since December 1997. Previously, Ms. Felzer served as the Company's Controller from January 1993 through December 1997 and as Accounting Manager from July 1991 through January 1993. Prior to joining Corvas, Ms. Felzer held various financial positions with private companies since beginning her career at Peat, Marwick, Mitchell & Co., an accounting firm now known as KPMG LLP. She received a B.S. in accounting from The Pennsylvania State University and is a Certified Public Accountant.

BOARD COMMITTEES AND MEETINGS

     During 1998, the Board of Directors held eight meetings and took action by unanimous written consent without a meeting on two other occasions during the year. The Company has three standing committees of the Board of Directors: a Compensation and Stock Option Committee, an Audit Committee and an Executive Committee. The Company does not have a standing Nominating Committee.

     For the period from January 1, 1998 through May 28, 1998, the Compensation and Stock Option Committee consisted of Ms. Vitullo as Chairwoman and Dr. Thompson. An action was taken by the Board on May 29, 1998 to add Mr. Norby to this Committee. The Compensation and Stock Option Committee is authorized to exercise all powers and authority of the Board of Directors in all compensation matters, including the establishment of rates of salary, bonuses, retirement and other compensation for all directors, officers and such other personnel of the Company as the Board of Directors may from time to time designate. It also exercises the authority of the Board of Directors in the administration of the Company's 1991 Incentive and Compensation Plan (the "1991 Plan") and its Employee Stock Purchase Plan ("ESPP"). The Compensation and Stock Option Committee held five meetings during 1998.

     For the period from January 1, 1998 through December 16, 1998, the Audit Committee consisted of Mr. Van Acker as Chairman, Dr. Ingle and Dr. Sorell. In anticipation of Mr. Van Acker's retirement from the Board effective December 21, 1998, an action was taken by the Board on December 17, 1998 to reconstitute this Committee to consist of Mr. Norby as Chairman, Dr. Ingle and Dr. Sorell. The Audit Committee oversees the Company's accounting and financial reporting policies, makes recommendations to the Board of Directors regarding appointment of independent accountants, reviews with the independent accountants the accounting principles and practices followed by the Company and the adequacy thereof, reviews the Company's annual audit and financial results and any material change in accounting principles, policies and procedures, and makes recommendations to the Board of Directors with regard to any of the preceding. The Audit Committee held two meetings during 1998.

     The Executive Committee consists of Dr. Fried as Chairman, Dr. Ingle and Mr. Woods. The Executive Committee is authorized to exercise the full authority of the Board of Directors except with respect to (i) those matters not permitted under the Delaware General Corporation Law to be delegated to any committee,
(ii) approval of obligations of the Company in amounts greater than $100,000,
(iii) approval of annual operating plans, business plans and major strategic decisions, and (iv) approval of other major transactions such as corporate partnerships or financing plans. The Executive Committee did not hold any meetings during 1998.

     During 1998, all directors attended at least 75% of the Board of Directors meetings held. During 1998, all members of committees of the Board attended at least 75% of the Committee meetings in which they were entitled to participate, except for Dr. Sorell, who attended one of the two Audit Committee meetings in which he was entitled to participate.

                                  PROPOSAL TWO

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of KPMG LLP ("KPMG") as the Company's independent auditors for the fiscal year ending December 31, 1999, subject to ratification by the stockholders at the Annual Meeting. KPMG has audited the Company's financial statements since the Company's inception in March 1987. Representatives of KPMG are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

         Stockholder ratification of the selection of KPMG as the Company's independent public accountants is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG.

     Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL TWO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

5% STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 2, 1999 by each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock. Unless otherwise indicated in the footnotes to this table, each of the stockholders named in this table has sole voting power and investment power with respect to the shares indicated as being beneficially owned. Applicable percentages are based on 15,141,588 shares of Common Stock outstanding, adjusted as required by rules promulgated by the Securities and Exchange Commission (the "SEC"). Ownership information is based upon information furnished by the respective entities.

                                                                SHARES             PERCENTAGE
                                                             BENEFICIALLY         BENEFICIALLY
           BENEFICIAL OWNER                                      OWNED                OWNED
           ----------------                                  -------------        ------------
BVF Inc.
     Biotechnology Value Fund, L.P. (1)........................  3,302,743           21.3%
     One Sansome Street, 39th Floor
     San Francisco, California 94104

Rothschild Asset Management Ltd.
International Biotechnology Trust plc (2)......................  2,800,000           16.9%
     Five Arrows House
     St. Swithin's Lane
     London EC4N 8NR
     England

Wanger Asset Management, L.P.
227 West Monroe, Suite 3000
Chicago, Illinois  60606-5016
     Acorn Investment Trust (3)................................  1,508,000           10.0%
     c/o State Street Bank & Trust
     225 Franklin Street
     Boston, Massachusetts  02110

Four Partners(4)...............................................   1,300,293           8.6%
c/o Thomas J. Tisch
667 Madison Avenue
New York, New York 10021

GIMV, N.V.(5)..................................................  1,142,857            7.5%
Karel Oomsstraat 37
2018 Antwerp, Belgium


--------------------------

(1) Includes 375,000 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of April 2, 1999. BVF Partners, L.P. ("BVF Partners") and its general partner BVF Inc. ("BVF Inc.") beneficially own and share voting and dispositive power over 3,302,743 shares. Biotechnology Value Fund, L.P. ("BVF, L.P.") beneficially owns 1,557,506 shares of Common Stock and shares voting and dispositive power over the 1,557,506 shares with BVF Partners. BVF, L.P. disclaims beneficial ownership of the shares beneficially owned by BVF Partners. The foregoing is based on information contained in its Schedule 13D filed with the SEC on September 9, 1998.

(2) Includes 1,400,000 shares of Common Stock issuable upon exercise of warrants exercisable within 60 days of April 2, 1999. Ms. Vitullo is a Senior Vice President of Rothschild Asset Management Inc., an affiliate of Rothschild Asset Management Ltd., which manages the IBT fund, and disclaims beneficial ownership of such shares owned by IBT.

(3) Acorn Investment Trust beneficially owns 1,508,000 shares of Common Stock and shares voting and dispositive power over the 1,508,000 shares with Wanger Asset Management, L.P. and its general partner Wanger Asset Management Ltd.

(4) By virtue of their status as managing trustees of the trusts which are the general partners of Four Partners, the trustees (Andrew H. Tisch, Daniel
      R. Tisch, James S. Tisch and Thomas J. Tisch) may be deemed to have indirectly shared power to vote and dispose, or direct the vote and disposition, of all 1,300,293 shares of Common Stock owned by Four Partners. The foregoing is based on information contained in its Schedule 13G filed with the SEC on February 12, 1999.

(5)   Held by a subsidiary, Take Off Fonds, N.V.

     The following table sets forth certain information regarding beneficial ownership of the Company's Preferred Stock as of April 2, 1999 by each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Preferred Stock. Applicable percentage is based on 1,000,000 shares of Series A Convertible Preferred Stock and 250,000 shares of Series B Convertible Preferred Stock outstanding.

                                                          SHARES                PERCENTAGE
                                                       BENEFICIALLY            BENEFICIALLY
           BENEFICIAL OWNER                                OWNED                   OWNED
           ----------------                            -------------           ------------
Schering Corporation.....................................  1,250,000             100.0%
2000 Galloping Hill Road
Kenilworth, New Jersey 07033

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of April 2, 1999 by (i) each director and nominee for director, (ii) each of the Named Executive Officers, and (iii) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Applicable percentages are based on 15,141,588 shares of Common Stock outstanding, adjusted as required by rules promulgated by the SEC. Ownership information is based upon information furnished by the respective individuals, including any filings under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                                               SHARES             PERCENTAGE
                                                            BENEFICIALLY         BENEFICIALLY
                                                                OWNED                OWNED
                                                            ------------         -------------
Nicole Vitullo(1)...........................................    2,803,750             16.9%

Randall E. Woods(2).........................................      315,831              2.0%

John E. Crawford(3).........................................      301,634              2.0%

George P. Vlasuk, Ph.D.(4)..................................      176,788              1.2%

John H. Fried, Ph.D.(5).....................................       72,562                 *

M. Blake Ingle, Ph.D.(6)....................................       28,500                 *

W. Leigh Thompson, Jr., M.D., Ph.D.(7)......................        7,500                 *

Michael Sorell, M.D.(8).....................................        3,750                 *

R. Douglas Norby(9).........................................        1,250                 *

Jean S. Ellis...............................................          -0-               -0-

All directors and officers as group (11 persons)(10)........    3,732,874             22.8%

---------------------------
* Less than 1%.

(1) Represents 3,750 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 2, 1999, 1,400,000 shares of Common Stock beneficially owned by IBT and 1,400,000 shares of Common Stock issuable to IBT upon exercise of warrants exercisable within 60 days of April 2, 1999. Ms. Vitullo is a Senior Vice President of Rothschild Asset Management Inc., an affiliate of Rothschild Asset Management Ltd., which manages the IBT fund. Ms. Vitullo disclaims beneficial ownership of such shares beneficially owned by IBT.

(2) Includes 310,937 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 2, 1999, and 3,894 shares of Common Stock purchased by Mr. Woods through the ESPP.

(3) Includes 220,240 shares of Common Stock held in a trust for which Mr. Crawford is both a trustee and a beneficiary, 1,586 shares of Common Stock purchased through the ESPP, and 79,688 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 2, 1999. Mr. Crawford resigned from the Company effective April 3, 1998.

(4) Includes 173,257 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 2, 1999, and 1,388 shares of Common Stock purchased by Dr. Vlasuk through the ESPP.

(5) Includes 65,062 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 2, 1999.

(6) Includes 17,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 2, 1999.

(7) Represents 7,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 2, 1999.

(8) Represents 3,750 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 2, 1999.

(9) Represents 1,250 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 2, 1999.

(10) Includes 2,079,935 shares of Common Stock issuable upon exercise of warrants and options exercisable within 60 days of April 2, 1999. See footnotes (1) through (9) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the directors and executive officers of the Company, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 1998. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except that one initial ownership report, on behalf of Ms. Felzer, was filed late.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are employees of the Company or who are representatives of principal stockholders do not receive compensation for service as directors or for service as members of any committee of the Board. Dr. Ingle, Mr. Norby, Dr. Sorell and Dr. Thompson each currently receive compensation at the rate of $12,000 per year for service as a non-employee director who is not a representative of a principal stockholder of the Company. Dr. Fried is compensated at the rate of $30,000 per year for service as Chairman of the Board unaffiliated with any principal stockholder. During the fiscal year ended December 31, 1998, the total compensation paid to outside directors in connection with their service as directors was $78,000. The members of the Board are also reimbursed for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     Pursuant to the 1991 Plan, each non-employee director of the Company also receives an annual non-discretionary stock option grant to purchase 5,000 shares of Common Stock at an exercise price equal to 85% of the fair market value of the Common Stock on the date of the grant. Options granted to non-employee directors under the 1991 Plan generally become exercisable at the rate of 25% per year over four years, and have a term of ten years. In the event of a merger of the Company with or into another corporation, or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option may accelerate for a period of 30 days prior to such event and the option will terminate if not exercised prior to the consummation of the transaction or each option will be assumed or an equivalent option will be substituted by the successor corporation, if the Company is not the surviving entity.

     Options granted to the non-employee directors under the 1991 Plan are not intended by the Company to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), nor do they disqualify the members of the Compensation and Stock Option Committee from granting stock awards which, pursuant to Rule 16b-3, are exempt from the application of Section 16 of the Exchange Act. During the fiscal year ended December 31, 1998, the Company granted options to purchase 5,000 shares of Common Stock to each non-employee director of the Company. In the aggregate, 35,000 options were granted at an exercise price of $3.6125 per share, which represents 85% of the fair market value on the date of grant (based on the average of the high and low sales price reported on The Nasdaq Stock Market for the date of grant). As of April 2, 1999, options to purchase 306,000 shares have been granted to directors under the 1991 Plan (net of cancellations), 42,500 options have been exercised and 263,500 options remain outstanding.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

     The following table sets forth for the years ended December 31, 1998, 1997 and 1996 compensation awarded to, or paid to and earned by, the Company's Chief Executive Officer, the two other most highly compensated executive officers at December 31, 1998 (who were the only persons meeting the requirements to appear in the table), and one executive officer who left the Company in 1998 (and would otherwise have been an executive officer named in the table), whose salaries and bonuses for services rendered to the Company during the fiscal year ended December 31, 1998 were in excess of $100,000 (collectively, the "Named Executive Officers"). Executive officers serve at the discretion of the Board of Directors, subject to certain existing employment agreements. See "Employment Agreements and Termination of Employment Agreements."

                                                                               Long-Term
                                                                             Compensation
                                              Annual Compensation                Awards
                                              -------------------            -------------
       Name and                                                                    Stock        All Other
      Principal                                Salary(1)        Bonus            Options(2)      Compen-
       Position                     Year         ($)            ($)                (#)         sation(3)($)
       --------                     ----     -----------   ------------        -----------    -------------
Randall E. Woods(4)                 1998        375,241           8,967                -0-            5,279
President and Chief                 1997        315,000         110,796           125,000           194,898
Executive Officer                   1996        192,000           6,025           375,000            88,447

George P. Vlasuk, Ph.D.             1998        250,000             -0-                -0-            1,393
Executive Vice President            1997        200,000             -0-           100,000             1,245
Research and Development            1996        162,872             -0-           120,000             1,111

John E. Crawford(5)                 1998         44,556          60,000            25,000(6)        150,617
Former Executive Vice               1997        150,000             -0-                -0-            2,959
President and Chief                 1996        137,000          10,000            30,000             2,820
Financial Officer

Jean S. Ellis (7)                   1998        125,000          20,000                -0-              194
Former Executive Director,
Patents and Intellectual
Property


-------------------------
(1) Includes amounts earned but deferred into the Company's 401(k) Compensation Deferral Savings Plan at the election of the executive officer.

(2) To date, the Company has not issued any restricted stock awards or stock appreciation rights to any executive officers.

(3) Includes amounts paid on behalf of executive officers for long-term disability insurance premiums and excess group term life insurance premiums. Also see footnote (5).

(4) The amount set forth under the column entitled "Bonus" for 1998 is comprised of $8,967 of interest which would have been payable in 1998 under an interest-free loan which the Company granted to Mr. Woods upon his hire in 1996.

(5) Mr. Crawford resigned from the Company effective April 3, 1998. The amount set forth under the column entitled "All Other Compensation" for 1998 includes $150,000 in accordance with the terms of Mr. Crawford's separation agreement with the Company.

(6) The Company recognized $61,378 of compensation expense in connection with this grant of 25,000 stock options to Mr. Crawford.

(7) Ms. Ellis was named an executive officer of the Company on April 3, 1998, and resigned from the Company on January 18, 1999.

                        STOCK OPTION GRANTS AND EXERCISES

         The Company grants stock options to its executive officers and others under its 1991 Plan. As of April 2, 1999, options to purchase a total of 1,812,772 shares had been granted and were outstanding under the 1991 Plan, stock awards totaling 5,400 had been made under the 1991 Plan and options to purchase 672,049 shares remained available for grant thereunder.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information regarding stock options granted to the Named Executive Officers during the year ended December 31, 1998:



                                        Individual Grants
                    ------------------------------------------------------
                      Number          % of                                          Potential Realizable Value
                        of            Total                                              at Assumed Annual
                      Shares         Options                                           Rates of Stock Price
                    Underlying     Granted to                                            Appreciation for
                      Options       Employees      Exercise       Expira-              Option Term (4), (5)
                      Granted       in Fiscal        Price         tion              --------------------
     Name           (#) (1)       Year  (2)      ($/Share)(3)      Date                5%              10%
     ----           -------  -----------------   ------------ ------------        ------------   ------------
Mr. Woods                 -0-

Dr. Vlasuk                -0-

Mr. Crawford(6)        25,000          20.4%       $4.6875         4-2-01             $18,472        $38,789

Ms. Ellis(7)              -0-


-------------------------
(1) These options have a maximum term of thirty-six months from the grant date, and were fully vested and exercisable as of the date of grant.

(2) Based on an aggregate of 122,700 options granted to employees in 1998, including the above grant. This is not necessarily indicative of the number of options that will be granted in the future.

(3) The exercise price is equal to 100% of the fair market value of the Common Stock on the date of grant, as determined by the Compensation and Stock Option Committee.

(4) The 5% and 10% assumed rates of appreciation are suggested by the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price. There is no assurance that any of the values reflected in this table will be achieved. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent upon a number of factors, including the future performance of the Common Stock, overall market conditions and the timing of option exercises, if any.

(5) The potential realizable value is calculated based on the term of the option at the time of grant (3 years in this case). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders. For example, a stockholder who purchased one share of stock on April 3, 1998 at $4.6875, held the stock for 3 years and sold it on April 2, 2001 while the stock appreciated at 5% and 10% compounded annually, would have profits of $0.74 and $1.55, respectively, on his $4.6875 investment.

(6)  Mr. Crawford resigned from the Company effective April 3, 1998.

(7)  Ms. Ellis resigned from the Company on January 18, 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth certain information with respect to the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 1998, and the number and value of securities underlying unexercised options held by the Named Executive Officers as of December 31, 1998:


                                                            Number of Unexercised               Value of Unexercised
                                                                  Options at                    In-the-Money Options at
                                                           December 31, 1998 (#)(2)              December 31, 1998 ($)(3)
                                                           ------------------------       -----  ------------------------

                         Shares           Value
                       Acquired On       Realized
        Name          Exercise (#)        ($)(1)        Exercisable     Unexercisable      Exercisable       Unexercisable
        ----          ------------    -----------       -----------     -------------      -----------       -------------
Mr. Woods                  -0-             -0-            259,375          240,625             -0-                -0-

Dr. Vlasuk                 -0-             -0-            155,757          127,500            38,004             1,564

Mr. Crawford(4)          60,312           88,598           79,688            -0-               9,187              -0-

Ms. Ellis(5)               -0-             -0-             16,624           11,376             8,754             1,251



-------------------------
(1) Value realized is calculated on the basis of the fair market value of the Company's Common Stock on the date of exercise minus the exercise price and does not necessarily indicate that the optionee sold such stock.

(2) Includes options granted under the 1991 Plan, which generally vest over a four-year period, 25% on the first anniversary of the grant date and 6.25% each quarter thereafter until fully vested, and have a maximum term of ten years from the grant date, subject to earlier termination upon the optionee's cessation of service with the Company. Upon certain corporate events resulting in a change in control, at the discretion of the Board of Directors, (i) the outstanding options will be assumed or replaced by substitute options granted by any surviving corporation or (ii) the outstanding options will become exercisable for a minimum of 30 days prior to such event.

(3) Amounts reflected are based on the fair market value of the Company's Common Stock at December 31, 1998 ($2.813) minus the exercise price of the options.

(4) Mr. Crawford resigned from the Company effective April 3, 1998. In accordance with the terms of Mr. Crawford's separation agreement with the Company, all outstanding stock options held by Mr. Crawford were amended to become fully vested as of April 3, 1998.

(5) Ms. Ellis resigned from the Company on January 18, 1999. On February 16, 1999, Ms. Ellis exercised 9,375 stock options.


         EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

         In March 1997, the Company entered into amended employment agreements with Mr. Woods and Mr. Crawford, and entered into a new agreement with Dr. Vlasuk. Under the agreements, the original base salaries for Mr. Woods, Mr. Crawford and Dr. Vlasuk were $300,000, $150,000 and $200,000, respectively. Mr. Crawford resigned from the Company effective April 3, 1998. Current salaries for Mr. Woods and Dr. Vlasuk are $350,000 and $250,000, respectively. The agreements allow, but do not require, changes in compensation from time to time. The agreements provide that in the event the employment of the officer is terminated without cause, or if the officer terminates his employment upon a change of control of the Company (or within six months thereafter) or in the event of a violation of the agreement by the Company, such officer is entitled to continue to receive his then-current annual base salary and benefits for a period of one year following termination and immediate vesting of all stock options held by the officer. Upon such officer's death or total disability, as defined in the agreement, the officer or his estate or personal representative shall be entitled to receive his then-current base salary and benefits for a period of three months.

            REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE(1)

         The Compensation and Stock Option Committee of the Board of Directors (the "Committee") consists of Ms. Vitullo, Mr. Norby and Dr. Thompson. None of the members have ever been officers or employees of the Company. The Committee is responsible for setting and administering the Company's policies governing employee compensation and administering the Company's employee benefit plans, as well as reviewing and granting options to the executive officers and all eligible employees. The Committee evaluates the performance of management and determines compensation policies and levels. The full Board of Directors reviews the Committee's recommendations regarding the compensation of executive officers and has ultimate responsibility regarding compensation decisions. The Board approved the Committee's recommendations in 1998.

----------------------
(1) The material in this Report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any incorporation language contained in such filing.

COMPENSATION PROGRAM

         Annual compensation for the Company's executive officers consists of three elements: a cash salary, stock option grants and the possibility of receiving event-driven cash bonus awards. As in previous years, to make compensation determinations, the Committee reviewed historical and current compensation information of management at other biotechnology companies in similar geographic areas and at similar stages of growth and development, as well as a number of industry surveys regarding short- and long-term executive compensation. This includes certain companies that are components of either or both of the Nasdaq CRSP Total Return Index for The Nasdaq Stock Market ("Nasdaq US") or Nasdaq Pharmaceutical Index ("Nasdaq Pharm"), the market indices appearing in the performance graph included in this Proxy Statement. Based in part on this information, the Committee generally sets salaries in the median range for companies of comparable size in similar industries. The Committee also considers the individual performance and responsibilities of the executive officers. Currently, the executive officers are compensated at approximately the median for comparable companies reviewed by the Committee or are slightly above the median if that officer's experience and responsibilities are above the average level described for the position surveyed.

         In making executive compensation decisions, the Committee believes that compensation of executives should be directly linked to overall Company progress and performance and the long-term value created for its stockholders, as well as individual performance. To this end, the Company's compensation programs, including salary and incentives, seek to provide competitive compensation that is reflective of both Company and individual performance. The Company considers a number of factors, including the following, in determining the elements of compensation for its executive officers.

         - Compensation should be meaningfully related to the long-term value created for stockholders.
         - Compensation programs should support the short- and long-term strategic goals and objectives of the Company.
         - Compensation programs should reflect and promote the Company's values, and reward individuals based on their contributions to the Company's success.
         - In order to attract and retain well-qualified executives, the Company's compensation decisions take into account competitive pay levels.
         - While base compensation should be determined by individual contribution, the actual amounts earned by executives in variable compensation programs should be dictated by how the Company performs.

BASE SALARY. The Committee's policy is to review the base salary for the Chief Executive Officer and each of the Company's executive officers annually. The Committee reviews executive salaries for other biotechnology companies at a comparable stage of development and financial condition. The Committee also reviews a number of criteria, including performance of the Company and the individual executive, relative experience and responsibilities, and competitive pay practices. Such criteria for the Company's current stage of development include growth and strengthening of existing collaborative agreements, achievement of product development milestones, progress in preclinical trials of new lead compounds, progress in clinical research and new drug discovery programs, continued presentation of information to the scientific community, and recruitment and retention of key personnel. In consideration of the current financing environment for emerging public biotechnology companies and the Company's cash position at year-end, the Committee decided to preserve cash resources and not to increase executive base salaries during 1999.

STOCK OPTION GRANTS. The Company uses its stock option program to further align the interests of stockholders and management by creating common incentives related to the possession by management of a substantial economic interest in the long-term appreciation of the Company's Common Stock. In February 1999, the Committee granted options to executive officers based on performance and contributions during the previous year. Items considered by the Committee were the officer's position and responsibilities, the individual officer's performance and contributions for the period reviewed, equity incentives paid to comparable officers at similar companies, the number of previously granted options, the absence of bonus awards or increases in base salary, and the desire to provide greater incentives during 1999 to meet Company objectives.

BONUS AWARDS. The Committee has discretionary authority to award bonuses to executive officers and to other key employees based on individual and Company performance. The Committee reviews Company achievements and individual performance including attainment of product research and development milestones, maintaining and extending collaborative relationships, obtaining corporate financing and controlling expenditures. To preserve the Company's cash reserves, the Committee did not award bonuses to executive officers for 1998. For fiscal year 1999, the Committee plans to establish a Management By Objectives ("MBO") program for executive officers to help ensure critical goals of the organization are met.

COMPANY PERFORMANCE/CHIEF EXECUTIVE OFFICER COMPENSATION. During 1998, Mr. Woods led the Company's continued progress in its strategic planning, business development programs and ongoing collaborations. In recognition of the significant progress made in achieving the Company's 1998 goals, specifically regarding clinical development and the renewal of key collaborations with the Company's strategic alliance partners and the decision not to award Mr. Woods a bonus or increase his base compensation despite the Company's achievements during 1998, the Committee granted an option to purchase 50,000 shares of Common Stock to Mr. Woods in February 1999. These options were granted at an exercise price of $2.625 per share, which was the fair market value on the date of grant. This brings Mr. Woods' total number of stock options outstanding to 550,000. No increase to base salary or bonus were approved for 1999.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

         Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1,000,000 of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1,000,000 may be deducted if it is "performance-based compensation" within the meaning of the Code. The Committee has determined that stock options granted under the 1991 Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be eligible to be treated as "performance-based compensation."

Nicole Vitullo, Chairwoman
R. Douglas Norby
W. Leigh Thompson, Jr., M.D., Ph.D.

                       PERFORMANCE MEASUREMENT COMPARISON

         The following graph compares the cumulative total stockholder return on the Company's Common Stock for the five years ended December 31, 1998 to two indices: The Nasdaq US and the Nasdaq Pharm. The total return for each of the Company's stock, the Nasdaq US and the Nasdaq Pharm assumes the reinvestment of dividends, although dividends have never been declared on the Company's Common Stock. The Nasdaq US tracks the aggregate price performance of equity securities of U.S. companies traded on The Nasdaq Stock Market. The Nasdaq Pharm tracks the aggregate price performance of equity securities of pharmaceutical companies listed under the Standard Industrial Classification ("SIC") code 283 (drugs) and traded on The Nasdaq Stock Market. The Company's Common Stock is traded on The Nasdaq Stock Market and is a component of both the Nasdaq US and the Nasdaq Pharm.(1)

                       Comparison of Five Year Cumulative
                          Total Return on Investment(2)

CORVAS PROXY REPORT
PERFORMANCE MEASUREMENT COMPARISON

                                           Corvas           NASDAQ US     NASDAQ Pharm
                Date                    Indexed Price     Indexed Price  Indexed Price
--------------------------------------------------------------------------------------
                                           Corvas           NASDAQ US     NASDAQ Pharm
                                        ----------------------------------------------
               Dec-93                      100.000           100.000          100.000
               Mar-94                       83.333            95.797           81.562
               Jun-94                       69.444            91.318           71.191
               Sep-94                       55.556            98.881           80.181
               Dec-94                       47.222            97.752           75.262
               Mar-95                       41.667           106.578           81.484
               Jun-95                       55.556           121.911           94.768
               Sep-95                      100.000           136.596          118.413
               Dec-95                      125.000           138.256          138.040
               Mar-96                      122.222           144.699          143.630
               Jun-96                      108.333           195.131          139.526
               Sep-96                      102.778           162.052          142.729
               Dec-96                      125.000           170.015          138.469
               Mar-97                      122.222           160.793          131.507
               Jun-97                      144.444           190.265          141.970
               Sep-97                      113.889           222.402          159.253
               Dec-97                       86.111           208.299          142.976
               Mar-98                      111.111           243.772          157.167
               Jun-98                       91.667           250.543          145.667
               Sep-98                       45.844           226.846          137.694
               Dec-98                       62.511           293.520          182.773



---------------------------------------
(1) The material in this Report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act whether made before or after the date hereof and irrespective of any incorporation language contained in such filing.

(2) Assumes $100 invested on December 31, 1993 in the Company's Common Stock, the Nasdaq US and the Nasdaq Pharm.

                              CERTAIN TRANSACTIONS

         In December 1994, Corvas entered into a strategic alliance agreement with Schering-Plough to collaborate on the discovery and commercialization of orally active thrombin inhibitor drugs for the prevention and treatment of chronic cardiovascular disorders. Under the terms of the initial agreement, Schering-Plough compensated the Company for certain costs of research and preclinical development of thrombin inhibitors over a two-year period that ended December 31, 1996. Schering-Plough assumed responsibility for certain preclinical development, clinical trials and regulatory activities, and received exclusive worldwide manufacturing and marketing rights for any resulting thrombin inhibitors. In January 1997, Schering-Plough selected a clinical development candidate, which resulted in a $3,000,000 milestone payment to Corvas. In June 1998, Schering-Plough began a Phase I clinical trial of an oral thrombin inhibitor, which triggered a $1,000,000 milestone payment to the Company. In August 1998, the Company and Schering-Plough agreed to terminate this collaboration.

         In conjunction with the December 1994 agreement for oral thrombin inhibitors, Schering-Plough acquired an exclusive option to expand its alliance with the Company to include Factor Xa inhibitors. In December 1996, Schering-Plough exercised this option and agreed to compensate Corvas for certain costs of research and preclinical development of Factor Xa inhibitors over a two-year period that originally ended December 31, 1998. In December 1998, Schering-Plough extended the funding of this program through September 1999 and expanded the scope of the program to encompass the development of both Factor Xa and thrombin inhibitors. Schering-Plough, which is responsible for preclinical development, all clinical trials and regulatory activities, has exclusive worldwide marketing rights for any resulting Factor Xa inhibitors. Corvas retained certain manufacturing rights and may in the future receive milestone payments and royalties on sales of therapeutics resulting from this alliance.

         Upon execution of the initial agreement in 1994, Schering-Plough purchased 1,000,000 shares of Series A Convertible Preferred Stock of the Company, which resulted in net proceeds of $4,864,000. Upon exercise of the Factor Xa option in 1996, Schering-Plough purchased 250,000 shares of Series B Convertible Preferred Stock of the Company, which resulted in net proceeds of $2,000,000. Schering-Plough beneficially owns all of the outstanding shares of Series A and Series B Convertible Preferred Stock, or approximately 7.6% of the outstanding securities of the Company on an as-converted basis. Revenue of $5,000,000 was recognized under this agreement in 1998. Through the end of 1998, Corvas has received a total of $28,000,000 from Schering-Plough as a result of these programs. If all milestones remaining on the program are met, Corvas would receive an additional $30,500,000 in milestone payments and research funding, plus royalties on any sales of commercialized products.

         In June 1997, the Company entered into an additional agreement with Schering-Plough which covers the design and development of orally-bioavailable inhibitors of a key protease believed to be necessary for hepatitis C virus replication. Under the terms of this agreement, Schering-Plough received an exclusive worldwide license for products developed from these inhibitors and is responsible for all development, manufacturing and marketing of any resultant products. Corvas recognized revenue from collaborative agreements of $1,575,000 in 1998 pursuant to this agreement. The initial term of the research program was one year; Schering-Plough has exercised the first of its options to extend funding through May 1999, and has one option remaining to extend the program for an additional one-year period. Funding for each extension year is dependent on the manpower applied to the program, within an established minimum and maximum. The Company may also receive milestone payments as well as royalty payments on product sales if products are successfully commercialized from this agreement.

         There is no assurance that products will be successfully developed and commercialized under any of these alliances.

         In June 1996, as a recruiting incentive, the Company loaned Mr. Woods $200,000, interest-free, in connection with his relocation to San Diego County, California. The loan was evidenced by an interest-free promissory note (the "Original Note"), and was originally due on the earlier of (i) December 4, 1996,
(ii) the closing, or any transfer of, Mr. Woods' former residence (the "Former Residence"), or (iii) within 90 days of Mr. Woods' termination of employment with the Company. To further assist Mr. Woods in selling the Former Residence, in December 1996, the Company agreed to extend the Original Note to be payable on the earliest of (i) December 7, 1997, (ii) the closing, or any transfer of, Mr. Woods' Former Residence, or (iii) within 90 days of Mr. Woods' termination of employment with the Company.

         In May 1997, the Company agreed to pay the difference between the original purchase price paid by Mr. Woods and the sales price of the Former Residence once sold, in an amount not to exceed $47,500. The Former Residence was sold on August 28, 1997, and Mr. Woods paid $47,500 against the Original Note, thereby reducing the outstanding balance to $152,500. Also on August 28, 1997, Mr. Woods executed an Amended and Restated Secured Promissory Note (the "Amended Note") in the amount of $152,500 in favor of the Company. The Amended Note, secured by the rights, title and interest in a lawsuit and any proceeds thereof related to Mr. Woods' current residence (the "Lawsuit"), was due on the earliest of (i) September 18, 1998, (ii) the settlement or other final determination of the Lawsuit, or (iii) within 90 days of Mr. Woods' termination of employment with the Company.

         On October 6, 1998, Mr. Woods executed The First Amendment to Amended and Restated Secured Promissory Note, which amended the maturity date of the Amended Note to be the earliest of (i) August 28, 1999, (ii) the settlement or other final determination of the Lawsuit, or (iii) within 90 days of Mr. Woods' termination of employment with the Company.

           In June 1998, in order to induce the early exercise of certain warrants before the February 2002 expiration date, the Company offered holders of warrants to purchase an aggregate of 3,000,000 shares of Common Stock of the Company the ability to exercise their warrants within 45 days at a price of $3.59 per share. The warrants were originally issued at a per share exercise price of $6.00. A total of 1,025,000 shares of the Company's Common Stock were issued in connection with the exercise of the exchanged warrants, which resulted in net proceeds of $3,647,000 to the Company. The warrants were originally issued under Rule 506 of the Securities Exchange Act of 1933, as amended, (the "Securities Act") which was promulgated under Section 4(2) of the Securities Act ("Rule 506"). The warrants were exchanged pursuant to Rule 506 and Section 14 of the Exchange Act and the rules and regulations promulgated under Section 14 that govern private tender offers. No commissions or underwriting fees were paid in connection with such transaction.

         In August 1998, through the filing of a 13D by BVF, L.P., the Company became aware that BVF, L.P. had acquired a beneficial ownership in the Company of greater than 20%, without the permission of the Company (an "Acquiring Person"). Such ownership could potentially trigger certain rights to other stockholders under the Rights Agreement dated September 18, 1997 between the Company and American Stock Transfer and Trust Company as Rights Agent (the "Rights Agreement"). After a review, the Board of Directors determined that BVF, L.P. had inadvertently become an Acquiring Person, within the meaning of the Rights Agreement. In order for BVF, L.P. to avoid being an Acquiring Person, the Company exchanged a total of 375,000 warrants for 375,000 warrants. The replacement warrants are substantially the same, including the per share exercise price which remained at $6.00, except that the Company's right to call the warrants was lowered from $18.00 to $15.00 per share and the net exercise provision was eliminated for the period from the date of issuance, August 3, 1998, until August 3, 1999. The warrants were originally issued under Rule 506 and the warrants were exchanged pursuant to Section 4(2) of the Securities Act. No commissions or underwriting fees were paid in connection with the warrant exchange.

         The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements such person may be required to pay in actions or proceedings which such person is or may be made a party by reason of their position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

         Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

                                         By Order of the Board of Directors,


                                         /s/ M. WAINWRIGHT FISHBURN, JR.
                                         -------------------------------
                                         Corporate Secretary



April 16, 1999

                             CORVAS INTERNATIONAL, INC.

                PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Randall E. Woods and George P. Vlasuk, Ph.D. or either of them, each with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of Corvas International, Inc. (the ("Company") to be held on Monday May 24, 1999 at 3:00 p.m., local time, at the Hilton La Jolla Torrey Pines located at 10950 Torrey Pines Road, La Jolla, California, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting.

     THE PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE NOMINEE FOR ELECTION LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

     MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR LISTED AND IN FAVOR OF PROPOSAL 2.

                          (TO BE SIGNED ON REVERSE SIDE)

                          PLEASE DATE, SIGN AND MAIL YOUR
                        PROXY CARD BACK AS SOON AS POSSIBLE!

                           ANNUAL MEETING OF STOCKHOLDERS
                             CORVAS INTERNATIONAL, INC.

                                MONDAY, MAY 24, 1999



                 Please Detach and Mail in the Envelope Provided

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                            FOR     WITHHELD
1. Election of Directors.   / /        / /

Nominee: W. Leigh Thompson, Jr., M.D., Ph.D.


2. Ratification of KPMG LLP as the Company's independent public accountants for fiscal year 1999.

FOR     AGAINST    ABSTAIN
/ /       / /        / /



SIGNATURES                                      DATE
           -------------------------------------      -----------------------

NOTE: Please sign exactly as name appears heron. Joint owners each should sign. When signing as attorney, executor, administrator, trustees or guardian, please give full title as such.